POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby constitutes and appoints each of Grant M. Dixton, Stephanie L. Hernandez, Dana Kumar, Elizabeth C. Towle
and Gregory Vogelsperger, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's  capacity as an officer and/or director of The Boeing Company (the "Company"), Forms 3,  4 and 5  (including amendments  thereto) in  accordance with  Section 16(a) of the
Securities Exchange Act of 1934 and  the rules and regulations thereunder and  a
Form ID, Uniform Application for Access Codes to File on Edgar;

(2) do and perform any and all  acts for and on behalf of the  undersigned which may be necessary or desirable to complete  and execute any such Forms 3, 4  or 5 or  Form  ID and  timely  file such  forms  (including amendments  thereto)  and application with the  United States Securities  and Exchange Commission  and any
stock exchange or similar authority; and

(3) take  any  other action  of  any  type whatsoever  in  connection  with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit  to, in the  best interest  of, or  legally required  by, the  undersigned, it  being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of  Attorney shall be in such form  and shall contain such terms and conditions  as such attorney-in-fact may approve  in such attorney-in-fact's discretion.

The  undersigned hereby  grants to  each such  attorney-in-fact full  power and authority to do and  perform any and every  act and thing whatsoever  requisite, necessary or proper to be done in  the exercise of any of the rights  and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present,  with full power of substitution  or revocation, hereby  ratifying  and  confirming  all  that  such  attorney-in-fact,  or  such attorney-in-fact's substitute or substitutes, shall  lawfully do or cause to  be done  by virtue  of this  power of  attorney and  the rights  and powers  herein granted. The undersigned acknowledges  that the foregoing attorneys-in-fact,  in serving in such capacity  at the request of  the undersigned, are not  assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

The undersigned agrees that each such attorney-in-fact herein may rely  entirely on  information  furnished orally  or  in writing  by  the undersigned  to  such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the
Company and each  such attorney-in-fact against  any losses, claims,  damages or liabilities (or actions in these respects)  that arise out of or are  based upon any untrue statements or omission of necessary facts in the information provided
by  the  undersigned  to  such  attorney-in-fact  for  purposes  of   executing,
acknowledging,  delivering  or filing  Forms  3, 4  or  5 (including  amendments thereto) or Form  ID and agrees  to reimburse the  Company and such  attorney-in fact for  any legal  or other  expenses reasonably  incurred in  connection with investigating or defending  against any such  loss, claim, damage,  liability or action.

This Power of Attorney supersedes  any power of attorney previously  executed by the undersigned regarding  the purposes outlined  in the first  paragraph hereof
("Prior Powers of Attorney"), and  the authority of the attorneys-in-fact  named in any Prior Powers of Attorney is hereby revoked.

This  Power  of  Attorney  shall  remain in  full  force  and  effect  until the undersigned is no longer required  to file Forms 3, 4  or 5 with respect to  the undersigned's holdings of and transactions in securities issued by the  Company, unless earlier (a) revoked by the  undersigned in a signed writing delivered  to the foregoing  attorneys-in-fact or(b)  superseded by  a new  power of  attorney regarding the  purposes outlined  in the  first paragraph  hereof dated  as of a later date.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of January, 2017.

                   /s/ Leanne G. Caret
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